UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                                 April 16, 2003

                                    814-00201
                            (Commission File Number)

                    MEVC DRAPER FISHER JURVETSON FUND I, INC.
                                  (the "Fund")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                               3000 SAND HILL ROAD
                              BUILDING 1, SUITE 155
                          MENLO PARK, CALIFORNIA 94025
              (Address of registrant's principal executive office)

                                  650-926-7000
                         (Registrant's telephone number)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

(a) Resignation of previous independent accountants

         (i) On April 16, 2003, PricewaterhouseCoopers ("PwC") resigned as the independent accountants of the Fund.

        (ii) The reports of PwC on the financial statements of the Fund for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

       (iii) Not applicable.

        (iv) During the past two fiscal years of the Fund and the subsequent interim period through April 16, 2003, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements.

         (v) During the past two fiscal years of the Fund and the subsequent interim period through April 16, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) with PwC.

(b) New independent accountants

         The Fund is in the process of engaging new independent accountants.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

Number    Description
------    -----------

16.1      Letter from PwC to the Securities and Exchange Commission.



ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         As previously disclosed, the filing of the Fund's 10-Q for the period ended January 31, 2003 has been delayed pending a thorough portfolio review of the Fund's holdings by the new Board of Directors and its Valuation Committee. In connection with the portfolio review, the Fund issued the following press release today:

                                                     [mVC Capital Logo]


CONTACT

Paul Caminity/Kim Levy/Keil Decker
Citigate Sard Verbinnen
(212) 687-8080


                  NEW MVC MANAGEMENT PROVIDES INVESTOR UPDATE
                  -------------------------------------------


          MENLO PARK, CALIFORNIA - APRIL 23, 2003 -- MVC Capital (NYSE: MVC), today announced that the valuation committee of the Fund's new Board of Directors has conducted its previously announced review of the Fund's portfolio holdings to determine the fair value of the Fund's non-cash investments. As a result of this process, the fair value of many of the Fund's holdings has been written down. Due primarily to these fair value changes, the Fund's net asset value (NAV) has decreased by $25.9 million ($1.61 per share), subject to review by the Fund's independent accountants. As of April 22, 2003, the Fund's NAV was $156.1 million ($9.66 per share), with $112.7 million ($6.98 per share) in short-term securities, cash and cash equivalents. The current NAV includes expenses incurred by the Fund associated with the proxy contest preceding the February 28, 2003 shareholder meeting.

          Further details concerning the Fund's financial position, NAV and financial statements will be available in the Fund's Form 10-Q for the period ended January 31, 2003, which is expected to be filed in the coming weeks.

          MVC Capital is a business development company traded on the New York Stock Exchange. For additional information about the Fund, please contact Kim Levy or Keil Decker at 212 687-8080.


                                      # # #

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed hereto duly authorized.

                   MEVC DRAPER FISHER JURVETSON FUND I, INC.



DATED:  April 23, 2003


                          By: /s/ ROBERT S. EVERETT
                             ---------------------------------------
                              ROBERT S. EVERETT
                              CHIEF EXECUTIVE OFFICER




                                 EXHIBIT INDEX


Number    Description
------    -----------

16.1 Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

                                                                    Exhibit 16.1

[PricewaterhouseCoopers LLP Logo]

                                                 PricewaterhouseCoopers LLP
                                                 160 Federal Street
                                                 Boston MA 02110-9862
                                                 Telephone (617) 428 8400
                                                 Facsimile (617) 439 7393


April 23, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by MEVC Draper Fisher Jurvetson Fund I, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 23, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP